ENDORSEMENT SPLIT-DOLLAR AGREEMENT


                           THIS AGREEMENT made and entered into as of
the 8th day of June, 1995, by and among Chase Corporation, of Braintree, Massachusetts, a Massachusetts corporation (the "Corporation"), Edward L. Chase, of Cohasset, Massachusetts ("ELC") and Sarah Chase, in her capacity as the trustee of the ELC Irrevocable Life Insurance Trust, an agreement of trust dated May 27, 1995 (referred to hereunder, together with any additional or successor trustees serving under said agreement, as the "Trustee").

    WITNESSETH THAT:

    WHEREAS, ELC is employed as a consultant by the Corporation and serves as a Director on its Board of Directors; and

    WHEREAS, ELC wishes to provide life insurance protection for his family in the event of his death under a policy of life insurance insuring his life and the life of his wife, Claire E. Chase, (the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which is being issued by Metropolitan Life Insurance Company (the "Insurer"); and

    WHEREAS, the Corporation is willing to pay the premiums due on the Policy on the terms and conditions hereinafter set forth; and

    WHEREAS, the Corporation and the Trustee share ownership of the Policy, with rights as designated herein; and

    WHEREAS, the Corporation wishes to retain such ownership rights in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy;

    NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

                               1.                     Purchase of Policy.

                           The Corporation and the Trustee shall
purchase the Policy from the Insurer in the total face amount of $4,123,000. The parties have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy filed with the Insurer.

   2.Ownership of Policy.

    The Corporation and the Trustee shall be the absolute owners of the Policy, and may exercise their respective ownership rights granted to them by the terms of the Policy and the terms of this Agreement, as are provided herein. If any terms of the Policy and this Agreement shall conflict, the terms of this Agreement shall control.


   3.Election of Settlement Option and Beneficiary.

     The Trustee may select the settlement
option for payment of the death benefit provided under the Policy and the beneficiary or beneficiaries to receive the portion of Policy proceeds to which the Trustee is entitled hereunder, by specifying the same in a written notice to the Corporation. Upon receipt of such notice, the Corporation and the Trustee shall execute and deliver to the Insurer the forms necessary to elect the requested settlement option and to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Corporation is entitled hereunder. The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof. The Corporation shall not terminate, alter or amend such designation or election without the express written consent of the Trustee.


    4.Policy Dividends.

      Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the lives of ELC and his wife, Claire E.
Chase. The parties agree that the dividend election provisions of the Policy shall conform to the provisions of this agreement.

    5.Payment of Premiums.

     On or before the due date of each Policy premium, or within any applicable grace period, the Corporate shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish ELC, or his wife, Claire E. Chase, if he is not living, and the Trustee evidence of that timely payment. The Corporation shall annually furnish ELC, or his wife, Claire E. Chase, if he is not living, and the Trustee a statement of the amount of income reportable by ELC or his wife, Claire E. Chase, for federal and state income tax purposes, if any, as a result of the insurance protection provided.


   6.Designation of Policy
          Beneficiary/Endorsement.

     Contemporaneously with the execution of
this Agreement, the Corporation and the Trustee have executed a beneficiary designation for and/or an endorsement to the Policy, under the form used by the Insurer for such designations, in order to secure the Corporation's recovery of the amount of the premiums on the Policy paid by the Corporation hereunder. Such beneficiary designation or endorsement shall not be terminated, altered or amended by the Corporation without the express written consent of the Trustee. The parties hereto agree to take all action necessary to cause such beneficiary designation or endorsement to conform to the provisions of this Agreement.

   7. Limitations on Corporation's Rights in Policy.

      Except as otherwise provided herein, the Corporation shall not sell, assign, transfer, surrender or cancel the Policy, change the beneficiary designation provisions thereof, nor terminate the dividend election thereof without, in any such case, the express written consent of the Trustee.


   8. Policy Loans.

      The Corporation may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party. The amount of such loan, including accumulated interest thereon, shall not exceed the lesser of (I) the amount of the premiums on the Policy paid by the Corporation hereunder, or (ii) the cash surrender value of the Policy (as defined therein) as of the date to which premiums have been paid. Interest charges on such loan shall be paid by the Corporation. If the Corporation so encumbers the Policy, other than by a Policy loan from the Insurer, then, upon the death of ELC and his wife, Claire E. Chase, or upon the election of the Trustee to purchase the Corporation's ownership interest in the Policy, the Corporation shall promptly take all action necessary to secure the release or discharge of such encumbrance.

   9.Collection of Death Proceeds.

      A.  Upon the death of ELC and his wife,
Claire E. Chase, the
Corporation and the Trustee shall promptly take all action necessary to obtain the death benefit provided under the Policy. When such benefit has been collected and paid as provided herein, this Agreement shall terminate.

      B.  Upon the death of ELC and his wife,
Claire E. Chase, the
Corporation shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the premiums paid by it, reduced by any indebtedness against the Policy existing at the death of ELC and his wife, Claire E. Chase, including any interest due on such indebtedness. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Corporation and the Trustee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation exceed the Policy proceeds payable at the death of ELC and his wife, Claire E. Chase. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Trustee until the full amount due the Corporation has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions of this Agreement.

      C.  Notwithstanding  any provision hereof
to the contrary, in the
event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of ELC and his wife, Claire E. Chase, and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Trustee shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.


  10.Option to Purchase Policy.

     During such time as either one or both of ELC and his wife, Claire E. Chase, is living, the Trustee shall have the assignable option to purchase the Corporation's ownership interest in the Policy from the Corporation. The purchase price for the Policy shall be the total amount of the premium payments made by the Corporation hereunder, less any indebtedness secured by the Policy which remains outstanding as of the date of such termination, including interest on such indebtedness. Upon receipt of such amount, the Corporation shall transfer all of its right, title and interest in and to the Policy to the Trustee or its assignee, by the execution and delivery of an appropriate instrument of transfer.

  11. Assignment.

      Notwithstanding any provision hereof to
the contrary, the Trustee shall have the right to absolutely and irrevocably assign by gift all of its right, title and interest in and to this Agreement and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Corporation of a written assignment. Upon receipt of such written assignment executed by the Trustee and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the assignee as the sole owner of all of the Trustee's right, title and interest in and to this Agreement and in and to the Policy. Thereafter, the Trustee shall have no right, title or interest in and to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.

  12. Names Fiduciary, Determination of
                           Benefits, Claims, Procedure and
                           Administration.

     The Corporation is hereby designated as
the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding Policy and method consistent with the objectives of this Agreement.

   13.Amendment.

      The Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

  14.Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and ELC, the Trustee, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

  15. Notice.

    Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.



  16. Governing Law.

      This Agreement, and the rights of theparties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.



                                      Chase Corporation


                                      By  s/s  Peter R. Chase

                                      President


                                         s/s   Edward L. Chase


                                         s/s   Sarah Chase

                                      Sarah Chase, as trustee of the

                                      ELC Irrevocable Life Insurance

                                      Trust dated May 27, 1995.














                              EXHIBIT A


    The following life insurance Policy is subject to the attached Split-Dollar Agreement"


Insurer: Metropolitan Life Insurance Company

Insured: Edward L. Chase and Claire E. Chase

Policy Number: 950650078A

Face Amount: $4,123,000

Policy Date: June 8, 1995

Date of Issue: June 8, 1995